EXHIBIT 10.25

Certain identified information has been omitted from this document pursuant to Item 601(b)(10) of Regulation S-K because it is not material, is the type that the registrant treats as private or confidential and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

THIRD AMENDMENT TO THE
SECOND AMENDED & RESTATED MARKET DATA AGREEMENT

This Third Amendment (this “Amendment”), dated as of April 21, 2021 (the “Effective Date”), shall amend the Second Amended & Restated Market Data Agreement, dated November 1, 2018 (as previously amended by the Parties effective January 1, 2020, the “Agreement”), by and among Tradeweb Markets LLC, a Delaware limited liability company, (“Tradeweb”), Refinitiv US LLC (f/k/a Thomson Reuters (Markets) LLC), a Delaware limited liability company, (“TRM”), and Refinitiv US Organization LLC (f/k/a Thomson Reuters (GRC) Inc.), a Delaware corporation (“GRC”). TRM and GRC are referred to herein as the “Refinitiv Parties”, and together with Tradeweb, the “Parties”. The Agreement shall be deemed to have been amended by this Amendment and the terms of this Amendment shall supplement and form part of the Agreement. All sections of the Agreement not amended hereby shall remain in full force and effect as specified in the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to the Agreement, Tradeweb licenses to GRC certain Exclusive Licensed Market Data, including the evaluated price for U.S. corporate bonds as set forth in Schedule B to the Agreement (“US Corporate AiPrice”);

WHEREAS, Tradeweb has developed certain additional data components for real-time U.S. corporate bond pricing to complement and enhance US Corporate AiPrice (the “US Corporate AiPrice Enhanced Data”); and

WHEREAS, the Parties agree that it would be mutually beneficial to provide a single content offering which combines US Corporate AiPrice and the US Corporate AiPrice Enhanced Data (together, the “Combined Product”).

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.License and Distribution. Except as otherwise set forth herein, the Combined Product shall constitute Exclusive Licensed Market Data that is set forth in the same group and at the same grouping level as US Corporate AiPrice on Schedule B to the Agreement (but for the avoidance of doubt, shall not be an Exclusive Licensed NMDS), and except as set forth herein all references to Exclusive Licensed Market Data in the Agreement shall include the Combined Product. Notwithstanding the foregoing, (a) GRC and its Affiliates are not permitted to distribute the US Corporate AiPrice Enhanced Data to any third Person except as part of the Combined Product, (b) GRC and its Affiliates are permitted, subject to Section 2.5 of the Agreement, to distribute the Combined Product to third Persons solely for (i) uses other than Trading Related Use and (ii) enterprise-wide use which includes Trading Related Use and other uses (“Enterprise Use”) (and not for Trading Related Use only) in accordance with the terms of the Agreement and this Amendment (“Refinitiv Combined Product Customers”), (c) Tradeweb and its Affiliates are permitted, subject to the restrictions set forth in Section 2.4 of the Agreement with respect to the Refinitiv Competitor List, to distribute the Combined Product electronically or otherwise to any third Person for use in connection with trading and trading support only (“Trading Related Use”) in accordance with the terms of the Agreement and this Amendment (“Tradeweb Combined Product Customers”), and (d) Sections 3.3, 3.5, 5.1 and 5.2(a)-(d) of the Agreement shall not apply to the US Corporate AiPrice Enhanced Data or the Combined Product, and (e) the restrictions on Tradeweb’s distribution set forth in Section 2.4 of the Agreement (other than those relating to the Refinitiv Competitor List) shall apply to the Combined Product solely to the extent that they do not prevent Tradeweb from exercising the rights specified in clause (c) above.

2.Sales Efforts; Cooperation.

(a)Sales Efforts. The Refinitiv Parties shall (or shall cause their Affiliates to) make reasonable good faith efforts to market and sell the Combined Product to third Persons for Enterprise Use. Subject to and without limiting the foregoing, Tradeweb and the Refinitiv Parties shall cooperate in good faith to coordinate the Parties’ sales and marketing efforts with respect to the Combined Product, including, but not limited to, referring third Persons to each other for distribution of the Combined Product based on such Person’s intended use and making reasonable, good faith efforts to contract with any such referred third Person for distribution of the Combined Product.

(b)Training. Tradeweb further agrees to provide reasonable amounts of educational materials and training sessions relating to the Combined Product methodology to appropriate Refinitiv Parties’ sales specialists, which provided information may only be used by the Refinitiv Parties to assist in client communication relating to the Combined Product.

3.Delivery of Combined Product to Customers. The Parties shall mutually agree on the manner and schedule of delivery of the US Corporate AiPrice Enhanced Data and/or Combined Product from Tradeweb to the Refinitiv Parties, as well as the date on which the Refinitiv Parties will begin delivering the Combined Product directly to Refinitiv Combined Product Customers (the “Refinitiv Delivery Date”). Prior to the Refinitiv Delivery Date, Tradeweb shall deliver the Combined Product to both Tradeweb Combined Product Customers and to Refinitiv Combined Product Customers on behalf of GRC and its Affiliates. On and after the Refinitiv Delivery Date, Tradeweb shall deliver the Combined Product to Tradeweb Combined Product Customers and, upon GRC’s request and in Tradeweb’s reasonable discretion, to Refinitiv Combined Product Customers on behalf of GRC and its Affiliates that had been receiving such Combined Product from Tradeweb prior to the Refinitiv Delivery Date.

4.Fees and Payment.

(a)Customer Pricing. For the avoidance of doubt, Section 3.9 of the Agreement shall apply to the pricing of the Combined Product for both GRC and Tradeweb (and their respective Affiliates); provided, however, that the Parties acknowledge that the fee charged by GRC and its Affiliates for Enterprise Use is intended to be allocated [***]% to the Trading Related Use and [***]% to other uses, and GRC or its applicable Affiliate shall waive a portion of the fee it charges a Refinitiv Combined Product Customer for Enterprise Use by up to [***]% (and such waiver will be modified or rescinded) as soon as reasonably possible following written request for same sent by a Managing Director of Tradeweb (an “Enterprise Customer Trading Use Discount”); and provided further that GRC and its Affiliates shall not take into account the existence of an Enterprise Customer Trading Use Discount in determining the pre-discount fee it charges a Refinitiv Combined Product Customer for Enterprise Use.

(b)License Fee. During the Term and the Transition Period (including for periods prior to the Effective Date of this Amendment), GRC shall pay on a quarterly basis to Tradeweb an amount equal to [***] percent ([***]%) of the Aggregate Enterprise Revenue in such quarter, less all Enterprise Customer Trading Use Discounts applied during that quarter (the “Combined Product Fee Share”). As used herein, “Aggregate Enterprise Revenue” means the aggregate revenue GRC and its Affiliates directly generate from the distribution of the Combined Product to Refinitiv Combined Product Customers for Enterprise Use through or by means of Desktop Products or other Refinitiv Services, before taking into account any Enterprise Customer Trading Use Discounts; provided that the revenue for each Refinitiv Combined Product Customer that is included in the Aggregate Enterprise Revenue shall in no event be less than $[***] per month, unless otherwise agreed between the parties. For the avoidance of doubt, nothing in this Section 4(b) shall amend or modify any fees payable pursuant to Article IV of the Agreement.

(c)Payment. The Combined Product Fee Share shall be payable in accordance with Section 4.4(b) of the Agreement in the same manner in which the Exclusive NMDS Fee Share is payable to Tradeweb. All Combined Product Fee Share amounts owed with respect to periods prior to the Effective Date shall be payable on the first applicable payment date after the Effective Date. For the avoidance of doubt, the Combined Product Fee Share shall be included in the definition of “Fees” under the Agreement.

5.Term and Termination.

(a)Term. This Amendment shall take effect as of the Effective Date and continue for the duration of the Term (as defined in the Agreement) unless this Amendment is earlier terminated by mutual written agreement of the Parties or in accordance with Section 5(b) below.

(b)Termination. In the event of a breach of Section 2(a) of this Amendment by the Refinitiv Parties, Tradeweb may terminate this Amendment upon written notice to the Refinitiv Parties; provided that if the Refinitiv Parties remedy such breach within 30 days of Tradeweb’s notice than the Amendment will continue in full force and effect.

(c)Effect of Termination. The Combined Product Fee Share with respect to all periods prior to termination of this Amendment shall be payable in accordance with Section 4(c) of this Amendment (which payment, for the avoidance of doubt, may occur following such termination). Following termination of this Amendment by Tradeweb pursuant to Section 5(b) of this Amendment, the Combined Product shall thereafter be treated as a Non-Exclusive Licensed NMDS under the Agreement, notwithstanding anything to the contrary in the Agreement, and the Agreement shall be automatically amended to remove the Combined Product from Schedule B thereto and included instead on Schedule C thereto. This Section 5(c) shall survive termination of this Amendment.

6.Miscellaneous. This Amendment shall constitute the sole terms of the Agreement with respect to the U.S. Corporate AiPrice Enhanced Data and the Combined Product. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

REFINITIV US ORGANIZATION LLC

By:_/s/ Sarah Andrews_________
Name: Sarah Andrews
Title: Head of Managed Partners, Data & Analytics

REFINITIV US LLC

By:_/s/ Sarah Andrews________
Name: Sarah Andrews
Title: Head of Managed Partners, Data & Analytics

TRADEWEB MARKETS LLC

By:_/s/ Douglas Friedman______
Name:    Douglas Friedman
Title: General Counsel

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